                                                                   EXHIBIT 10.54

DVI                LIMITED GUARANTY AND SURETYSHIP AGREEMENT
LOGO

                                                              CONTRACT NO. 3207

         THIS LIMITED GUARANTY AND SURETYSHIP AGREEMENT (this "AGREEMENT") is entered into effective as of September 13, 2001 by PHYSICIAN'S SURGICAL CARE, INC. ("SURETY") to and for the benefit of DVI FINANCIAL SERVICES INC. ("DVI").

                                   BACKGROUND

         A. DVI has agreed, or may in the future agree, to extend, maintain or continue certain loans, leases or other credit facilities (collectively, the "CREDIT FACILITIES") to or for the benefit of AMBULATORY SURGICAL ASSOCIATES, L.L.C. (individually and collectively, the "OBLIGOR").

         B. Surety has a direct or indirect economic interest in Obligor and Surety will be directly and materially benefited by the extension of the Credit Facilities by DVI to Obligor.

         C. DVI, as a condition to its agreement to extend, maintain or continue such Credit Facilities to Obligor, and as a material inducement thereto, has required that Surety execute this Agreement for all of the purposes hereinafter set forth.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, and intending to be legally bound hereby, Surety agrees as follows:

         l. SPECIFIC DEFINITIONS. As used in this Agreement, the following terms (whether used in the plural or singular form) will mean:

                  "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly Controls, is controlled by or is under common Control with that Person.

                  "CONTROL" means (a) the ownership of a majority of the voting power of all classes of voting stock of a corporation, (b) the ownership of a majority of the beneficial interest in income and/or capital of a Person (other than a corporation or an individual) or (c) possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or other interests in a Person (other than an individual), partnership, by contract or otherwise).

                  "EVENT OF DEFAULT" has the meaning specified in Section 6 hereof.

                  "GAAP" means generally accepted accounting principles as adopted in the United States, consistently applied and maintained.

                  "GOVERNMENTAL AUTHORITY" means any governmental or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, in any case, whether foreign or domestic.

                  "GUARANTEED OBLIGATIONS" means (a) the due and punctual payment and performance by each Obligor of its respective obligations with respect to all loans, leases and other credit facilities owed by it to DVI or any Affiliate of DVI, whether now existing or hereafter arising (including, without limitation, those owed by Obligor to others and acquired by DVI or any Affiliate of DVI by purchase, assignment, or otherwise) and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured and (b) any of the foregoing that arises after the filing of a petition by or against an Obligor, or any of them, under the United States Bankruptcy Code even if the obligations do not accrue because of the automatic stay under the United States Bankruptcy Code Section 362 or otherwise and (c) the payment on demand of all Lender Expenses (as defined in the Loan Documents).

                  "LOAN DOCUMENTS" means all certificates, documents, instruments, agreements and riders delivered by any Obligor or any other Person to DVI pursuant to the terms of, or otherwise in connection with, this Agreement or any of the Guaranteed Obligations, as the same may be amended, increased, decreased, modified, replaced, supplemented, renewed or extended from time to time.

                  "MATERIAL ADVERSE EFFECT" means, with respect to Surety or any event or circumstance, a material adverse change in (a) the business, assets, financial condition or operations of Surety or (b) the ability of Surety to perform the Guaranteed Obligations.


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                                                              CONTRACT NO. 3207

                  "PERSON" means an individual, corporation, partnership, limited liability company, trust, unincorporated association, joint venture, joint-stock company, government (including, without limitation, political subdivisions), Governmental Authority or any other entity.

                  "SECURITY DOCUMENTS" means any stock pledge agreement, mortgage, security agreement and any other agreement, assignment or instrument now or hereafter entered into by Surety and DVI, or executed by Surety and delivered to DVI, to secure the Guaranteed Obligations or any of them

         2. THE GUARANTY. Subject to the limitations on the amount of Surety's liability hereunder as described in Rider A attached hereto, Surety hereby irrevocably, unconditionally and absolutely guarantees to DVI, its successors, endorsees and assigns (a) the prompt payment when due, whether at maturity or upon earlier acceleration, of all Guaranteed Obligations and (b) the prompt and complete compliance with and performance by each Obligor of all covenants, agreements, indemnities and other obligations to be performed by each Obligor pursuant to the terms of the Loan Documents.

         3. GUARANTEED OBLIGATIONS ABSOLUTE AND UNCONDITIONAL. Subject to the limitations on the amount of Surety's liability hereunder as described in Rider A attached hereto, this Agreement will constitute an (a) agreement of suretyship as well as of guaranty and (b) absolute and unconditional undertaking by Surety with respect to the payment and performance of the Guaranteed Obligations by each Obligor. The liability of Surety hereunder will be direct and may be enforced without DVI being required to resort to any other right, remedy or security. This Agreement will be enforceable against Surety, its successors and assigns, without the necessity of any notice of (i) acceptance of this Agreement, (ii) DVI's intention to act in reliance hereon,
(iii) any loan, lease or other credit facility to or other transaction between DVI and any Obligor, or (iv) any default by any Obligor, all of which Surety hereby expressly waives.

         4.       FURTHER UNDERTAKINGS.

                  (a) Surety expressly: (i) agrees that the validity of this Agreement will in no way be terminated, affected or impaired by reason of the assertion or the failure to assert by DVI against any Obligor, or its successors or assigns, or any collateral securing the Guaranteed Obligations of any of the rights or remedies reserved pursuant to the Loan Documents or otherwise available to DVI at law or in equity, (ii) waives any right that Surety might otherwise have under any statute, rule of law or practice or custom to require DVI to take any action against any Obligor or to proceed against or exhaust any security held by DVI before proceeding against Surety,
(iii) except for notices expressly required hereunder, waives any notice of (A) any presentment, demand, protest, notice of protest and of dishonor, notices of default and all other notices with respect to any of the Guaranteed Obligations and (B) the commencement or prosecution of any enforcement proceeding, including any proceeding in any court, against any Obligor or any other person or entity with respect to any of the Guaranteed Obligations and (iv) agrees that any failure by DVI to exercise any right hereunder will not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter.

                  (b) Until the earlier of (i) all of the Guaranteed Obligations are completely fulfilled to the satisfaction of DVI and each and every one of the terms, covenants, and conditions of this Agreement are fully performed, or (ii) Surety has paid to DVI the full amount of its liability hereunder as limited by the terms of Rider A attached hereto, the liability of Surety under this Agreement will not be released, discharged or in any way impaired by: (i) any amendment or modification of, supplement to or extension or renewal of any Loan Document or any agreements made or to be made between DVI and any Obligor with respect to any of the Guaranteed Obligations, (ii) any exercise or non-exercise by DVI of any right, power, remedy or privilege under or with respect to any Loan Document or this Agreement or any waiver, consent or approval by DVI with respect to any of the covenants, terms, conditions or agreements contained in any Loan Document, or any indulgence, forbearance or extension of time for performance or observance allowed to any Obligor by DVI from time to time and for any length of time, (iii) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding relating to any Obligor, its successors or assigns or any of their respective properties, (iv) any transfer by an Obligor of all or any part of that Obligor's interest in any collateral or (v) any act or circumstances which might, but for the terms and provisions of this Section 4, be deemed a legal or equitable discharge of Surety.

                  (c) Surety hereby expressly waives and surrenders any defenses (other than satisfaction of the Guaranteed Obligations) to Surety's liability hereunder based upon any of the foregoing acts, omissions, agreements or waivers by DVI, it being the purpose and intent of this Agreement that the obligations of Surety hereunder are absolute and unconditional.

                  (d) Surety hereby further agrees and consents that DVI may, without affecting the liability of Surety hereunder: (i) exchange, surrender or release any property pledged by any Obligor or any other Person or accept additional security for the Guaranteed Obligations or any of them, (ii) renew, extend and change the terms of any Guaranteed Obligation, (iii) waive any of DVI's rights or remedies against any Obligor or any other surety or guarantor for any Guaranteed Obligation, (iv) release, substitute or add any one or more surety or other sureties or (v) proceed against Surety without first resorting to, utilizing or invoking the remedies available against any Obligor or any other surety or guarantor under the Loan Documents whether at law or in equity. No enforcement of rights and remedies under this Agreement or any of the Loan Documents will constitute an election of remedies by DVI. DVI will not be obligated to marshal] remedies or assets as a condition to enforcing the liabilities incurred hereunder against Surety. The liability of Surety hereunder will be in addition to that stated in any other guaranty or suretyship agreement, if any, heretofore or hereafter delivered to DVI.


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                                                              CONTRACT NO. 3207

                  (e) This Agreement and Surety's payment obligations hereunder will continue to be effective or be reinstated, as the case may be, if at any time payment of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by DVI all as though such payments had not been made. DVI's good faith determination as to whether a payment must be restored or returned shall be binding on Surety.

         5. NO SUBROGATION. Nothing herein contained is intended or will be construed to give Surety any right of subrogation in, to or under any Loan Document or any right to participate in any way therein, notwithstanding any payments by Surety to DVI hereunder. SURETY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE AT ANY TIME (WHETHER ARISING DIRECTLY OR INDIRECTLY, BY OPERATION OF LAW OR CONTRACT) TO ASSERT ANY CLAIM AGAINST ANY OBLIGOR ON ACCOUNT OF PAYMENTS MADE UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY AND ALL RIGHTS OF SUBROGATION, REIMBURSEMENT, EXONERATION, CONTRIBUTION OR INDEMNITY, UNLESS AND UNTIL THE GUARANTEED OBLIGATIONS ARE SATISFIED IN FULL.

         6. REPRESENTATIONS AND WARRANTIES. Surety hereby represents and warrants to DVI as follows:

                  (a) EXISTENCE. Surety, if not a natural person, is duly formed, validly existing and in good standing under the laws of the state of its organization. Surety is qualified and licensed to do business and is in good standing in any state in which the conduct of its business or its ownership of property requires that it be so qualified or licensed, except where the failure to be so qualified or licensed does not result in a Material Adverse Effect, and has the power and authority (corporate and otherwise) to execute and carry out the terms of the Loan Documents to which it is a party, to own its assets and to carry on its business as currently conducted.

                  (b) AUTHORIZATION. The execution, delivery and performance by Surety of this Agreement and each Loan Document to which it is a party have been duly authorized by all necessary action. Surety has duly executed and delivered this Agreement and each other Loan Document to which it is a party, and this Agreement and each such Loan Document constitute a valid and binding obligation of Surety enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity.

                  (c) NO BREACH. The execution, delivery and performance by Surety of this Agreement and each other Loan Document to which it is a party
(i) will not contravene any law or any governmental rule or order binding on it or its assets, (ii) will not violate any provision of the applicable organizational and governance documents of Surety, (iii) will not violate any agreement or instrument by which Surety or its assets are bound and (iv) do not require any notice to or consent by any Governmental Authority, except for consents already obtained, currently in effect and copies of which have been delivered to DVI.

                  (d) LAWS AND AGREEMENTS. Surety is in compliance in all material respects with (a) all material contracts and agreements applicable to it and (b) all laws, rules, regulations and orders of all federal, state and local governmental agencies and courts applicable to it or to the ownership or use of is assets.

                  (e) FINANCIAL CONDITION. All financial statements and information relating to Surety or its assets that have been, or may hereafter, be delivered by Surety to DVI are and will be accurate and complete in all material respects and have been and will be prepared in accordance with GAAP, to the extent applicable. There are no material obligations or liabilities of any kind of Surety not disclosed in financial information previously provided to DVI and no Material Adverse Effect has occurred since the date of the most recent financial statements submitted to DVI.

                  (f) CUMULATIVE REPRESENTATIONS. The warranties, representations and agreements set forth herein are cumulative and in addition to any and all other warranties, representations and agreements that Surety gives, or causes to be given, to DVI, either now or hereafter.

                  (g) FULL DISCLOSURE. No representation, warranty or statement by Surety contained in this Agreement, any schedule, exhibit or rider attached hereto, any Loan Document or any other document, instrument or certificate furnished by or on behalf of it pursuant to this Agreement contains any inaccurate, incomplete or misleading statement of material fact, or omits to state a material fact necessary to make the statements contained therein not materially misleading.

         7.       COVENANTS.

         Except with prior written consent of DVI, Surety will comply with the following, as applicable:

                  (a) COMPLIANCE WITH LAWS. Surety will comply in all material respects with all laws and regulations applicable to it in the operation of its business.


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                                                              CONTRACT NO. 3207

                  (b) RICO. Surety will not engage in any conduct or fail to take any action which will, or would, under the facts and circumstances relative thereto, violate the Racketeer Influenced and Corrupt Organization Act as amended by the Comprehensive Act of 1984, 18 U.S.C. ss.ss.1961-68.

         8. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" hereunder:

                  (a) If there occurs an "Event of Default" under any other Loan Document (whether or not an Obligor is a party thereto) and such event of default is not remedied within the applicable notice, grace or cure period, if any, provided in such other Loan Document,

                  (b) If Surety fails to make any payment of principal or interest or any other payment on any Guaranteed Obligation when due . and payable, by acceleration or otherwise, and such failure continues for ten (10) calendar days after such amount is first due,

                  (c) If Surety fails to observe or perform any covenant, condition or agreement to be observed or performed hereunder and such failure is not cured within thirty (30) days of written notice of such failure from DVI to Surety. If such failure is capable of cure but cannot be cured within such thirty (30) day period, Surety will have an additional thirty (30) days to cure such failure, provided that Surety promptly commences such cure upon receipt of the foregoing written notice and, at all times thereafter, diligently pursues such cure. The notice and cure periods set forth in this SECTION 8(C) apply only to the extent that the Event of Default in question is not specifically covered by another subparagraph of this SECTION 8,

                  (d) (i) The adjudication of Surety as a bankrupt or an insolvent, (ii) the entry of a decree or order for relief in respect of Surety in an involuntary case under any applicable bankruptcy, insolvency, or other similar law then in effect, (iii) the appointment of a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) of Surety or for any part of any of its property, (iv) the entry of an order for the windup or liquidation of Surety's affairs or (v) a petition initiating an involuntary case under any such bankruptcy, insolvency, or similar law is filed against Surety and is pending for ninety (90) days without dismissal,

                  (e) If Surety (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law then in effect, (ii) makes any general assignment for the benefit of creditors, (iii) fails generally to pay its debts as such debts become due or (iv) takes any action in furtherance of any of the foregoing,

                  (f) If a final judgment for the payment of money on any claim is rendered against Surety which if undischarged for thirty (30) days after the date of entry, would either individually or in the aggregate with any other judgments against Surety then of record likely result in the occurrence of a Material Adverse Effect,

                  (g) If Surety revokes or attempts to revoke this Agreement or any Security Documents to which it is a party,

                  (h) if any representation or warranty made in writing to DVI by Surety in connection with this Agreement is incorrect in any material respect or materially misleading when made,

                  (i) If there occurs an event of default under any other document, instrument or agreement executed by Surety or any Affiliate of Surety and delivered to DVI or any Affiliate of DVI, whether or not constituting a Loan Document, and such event of default is not remedied within the applicable notice, grace or cure period, if any, provided therein,

                  (j)      If there occurs a suspension of more than thirty
(30) consecutive days of the operation of Surety's business, or the termination of existence or liquidation of Surety or

                  (k)      if a Material Adverse Effect occurs.

All notice, grace and cure periods provided herein shall run concurrently with all notice, grace and cure periods provided in any other Loan Documents.

         9. SET-OFF. DVI will have a lien upon, a security interest in and a right of set-off against all property of Surety now or at any time hereafter in the possession of or under the control of DVI or any DVI Affiliate in any capacity whatsoever, as security for this undertaking, provided that Surety may deal with and/or dispose of such property prior to an Event of Default hereunder. Each such lien, security interest and right of set-off may be enforced or exercised without demand or notice to Surety, will continue in full force and effect unless specifically waived or released by DVI in writing and will not be deemed waived by any conduct of DVI, by any failure of DVI to exercise any such right of set-off or to enforce any such lien or security interest or by any neglect or delay in so doing.

         10. EQUITABLE RELIEF. Surety recognizes that in the event Surety fails to perform, observe or discharge any of the Guaranteed Obligations or liabilities under this Agreement, in certain cases no remedy of law will provide adequate relief to DVI, and DVI shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages or posting any bond.


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                                                              CONTRACT NO. 3207

         11. TIME IS OF THE ESSENCE. Time is of the essence in Surety's performance of the Guaranteed Obligations.

         12. DELAY AND WAIVER. No delay or omission to exercise any right shall impair any such right or be a waiver thereof, but any such right may be exercised from time to time and as often as may be deemed expedient. A waiver on one occasion is limited to that particular occasion.

         13. COMPLETE AGREEMENT. This Agreement, together with any riders, schedules and exhibits attached hereto are the complete agreement of the parties hereto and supersede all previous understandings relating to the subject matter hereof. This Agreement may be amended only by an instrument in writing that explicitly states that it amends this Agreement and is signed by the party against whom enforcement of the amendment is sought.

         14. COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be an original and all of which will constitute a single agreement.

         15. SEVERABILITY. If any part of this Agreement or the application thereof to any Person or circumstance is held invalid, the remainder of this Agreement will be unaffected thereby. The section headings herein are included for convenience only and may not be deemed to be a part of this Agreement.

         16. BINDING EFFECT; ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of Surety and DVI and their respective successors and assigns, except that Surety will not have the right to assign or delegate its rights or obligations under any of such documents. DVI may at any time assign or grant participation in all or any portion of this Agreement and the amounts due thereunder.

         17. INTERPRETATION. All references herein to Surety or DVI will include their respective successors or assigns.

         18. NOTICES. All notices, requests and other communications made or given in connection with this Agreement will be in writing and will be deemed to be received (a) upon personal delivery to the individual or division or department to whose attention notices to a party are to be addressed by private carrier, (b) three (3) business days after being sent by registered or certified mail, return receipt requested or (c) upon confirmed receipt by telecopy or e-mail with the original forwarded by first-class mail, in all cases, with charges prepaid, addressed to Surety, at the address set forth on the signature page hereof, and to DVI, at the addresses set forth below:

                  To DVI:                                            With copies to:
                           DVI Financial Services Inc.                          DVI, Inc.
                           2500 York Road                                       2500 York Road
                           Jamison, PA 18929                                    Jamison, PA 18929
                           Attention: Chief Credit Officer                      Attention: Legal Department
                           Telephone: (215) 488-5000                            Telephone: (215) 488-5000
                           Facsimile: (215) 488-5010                            Facsimile: (215) 488-5415
                           E-Mail: DVI@dvi-inc.com                              E-Mail: DVI@dvi-inc.com

Any party may change such address by sending notice of the change to the other parties; such change of address is effective only upon actual receipt of such notice by the other parties.

         19. GOVERNING LAW. ALL ACTS AND TRANSACTIONS HEREUNDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO ARE GOVERNED, CONSTRUED AND INTERPRETED M ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT RESORT TO PRINCIPLES OF CONFLICTS OF LAWS.

         20. JURISDICTION. The state and federal courts in the Commonwealth of Pennsylvania will have jurisdiction over all matters arising out of this Agreement and the Loan Documents; provided, however, that nothing contained herein will prohibit DVI from initiating action against Surety in any jurisdiction in which Surety resides or is located, as the case may be. Service of process in any such proceeding will be effective if mailed to Surety at the address described in SECTION 18 of this Agreement. Surety waives any right it may have to assert the defense of forum non conveniens or to object to such venue in any such proceeding.

         21. WAIVER OF TRIAL BY JURY. DVI AND SURETY HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR THE CONDUCT OF THE RELATIONSHIP BETWEEN DVI AND SURETY. EACH PARTY HERETO ACKNOWLEDGES THAT SUCH WAIVER HAS BEEN GRANTED AFTER CONSULTATION WITH COUNSEL.

         22. PRESS RELEASE. Surety will not issue any press release or make any public announcement relating to this Agreement or any Credit Facilities extended to Obligor without DVI's express written consent except for disclosures required by applicable law.


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                                                              CONTRACT NO. 3207

         23. AUTOMATIC ADJUSTMENT IN LIABILITY. In the event that the guaranty and suretyship established hereunder would constitute a "fraudulent conveyance" under any applicable Federal, state or local statute; regulation or court decision and thereby result in the invalidity or unenforceability of this Agreement, in whole or in part, with respect to Surety, then the maximum liability of Surety hereunder will automatically be limited to the greatest dollar amount to which Surety could be liable hereunder without this Agreement so constituting a fraudulent conveyance with respect to Surety with the intent and effect that this Agreement will be so interpreted and construed to be valid and enforceable to the maximum extent permitted by law.

         24. CONTRACT NUMBER. The inclusion of a Contract Number herein is not intended, and should not be interpreted, to limit in any way the enforceability or applicability of this Agreement solely to the Guaranteed Obligations relating to such Contract Number.

         25. UNDERWRITING. Surety acknowledges that in the course of underwriting the Credit Facilities, DVI has obtained, or may hereafter obtain, thirty-party credit reports and references for Surety. Surety hereby confirms that such action by DVI was and is authorized by Surety.

         26. RECEIPT OF LOAN DOCUMENTS. Surety acknowledges that it has received copies of, and read, all of the Loan Documents.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]


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                                                              CONTRACT NO. 3207

               SIGNATURE PAGE - GUARANTY AND SURETYSHIP AGREEMENT

         IN WITNESS WHEREOF, Surety has executed this Agreement by its duly authorized representative effective as of the date first above written.



                                       PHYSICIAN'S SURGICAL CARE, INC.



                                       By: (/s/ Gary W. Rasmussen)
                                          --------------------------------------
                                       Name: (Gary W. Rasmussen)
                                            ------------------------------------
                                       Title: (CFO)
                                             -----------------------------------
                                       Address: (5847 San Felipe St 2375
                                               ---------------------------------
                                                Houston, TX  77057)
                                       -----------------------------------------
                                       Contact Person: (CFO)
                                                      --------------------------
                                       Telephone: (713-532-8500)
                                                 -------------------------------
                                       Facsimile: (713-532-8484)
                                                 -------------------------------
                                       E-Mail: (garyr@PSCASC.com)
                                              ----------------------------------


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